UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 30, 2005

BSQUARE CORPORATION

(Exact name of Registrant as specified in its charter)

WASHINGTON	000-27687	91-1650880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 110th Ave NE, Suite 200

Bellevue, WA 98004

425-519-5900

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BSQUARE CORPORATION

FORM 8-K

Item 1.01                               Entry into a Material Definitive Agreement.

On June 30, 2005, BSQUARE Corporation (“BSQUARE”) entered into an Asset Purchase Agreement with Vibren Technologies Inc., a Delaware corporation (“Vibren”), whereby BSQUARE purchased certain assets from Vibren in exchange for $500,000 in cash and the assumption by BSQUARE of certain contractual obligations of Vibren.

Included in the assets acquired by BSQUARE were all computer equipment and other tangible assets located at Vibren’s Ohio facility and certain computer equipment and other tangible assets located at Vibren’s Massachusetts facility, software and related intellectual property and other intangible assets related to Vibren’s embedded business lines (other than rights to the name “Vibren” and the www.vibren.com domain) and certain customer contracts for which BSQUARE has assumed the rights and obligations of Vibren, including the right of BSQUARE to receive future royalty payments under such contracts.  The parties provided each other with representations and warranties concerning their respective businesses and the acquired assets.  In addition, Vibren agreed to indemnify BSQUARE with respect to liabilities not being assumed by BSQUARE or resulting from any breach by Vibren of the representations and covenants contained in the Asset Purchase Agreement.  BSQUARE has hired eight people formerly associated with Vibren’s embedded business line located in Akron, Ohio.

A copy of BSQUARE’s press release announcing this transaction is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01                               Financial Statements and Exhibits.

(c)               The following exhibit is furnished with this Form 8-K pursuant to Item 1.01:

Exhibit No.	Description
99.1	Press release, dated July 6, 2005, issued by BSQUARE Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSQUARE CORPORATION

Date: July 7, 2005	By:	/s/ Scott C. Mahan
Scott C. Mahan
Vice President Finance
and Chief Financial Officer